Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of

Tax Exempt Securities Trust, National Trust 362, California Trust 205 and New York Trust 229:

We consent to the use of our report dated May 15, 2003, included herein and to the reference to our firm under the heading “Auditors” in the Prospectus.

New York, New York

May 15, 2003